Exhibit 10.2

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 16, 2005 by and among Natus Medical Incorporated, a Delaware corporation (the “Company”), and the parties listed on the Schedule of Investors attached to this Agreement as Exhibit A (each hereinafter individually referred to as an “Investor” and collectively referred to as the “Investors”).

RECITALS

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

ARTICLE I

AGREEMENT TO PURCHASE AND SELL STOCK

1.1 Authorization. As of the Closing (as defined below), the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of 600,000 shares of the Company’s Common Stock (the “Shares”).

1.2 Agreement to Purchase and Sell. The Company agrees to sell to each Investor at the Closing, and each Investor agrees, severally and not jointly, to purchase from the Company at the Closing, the number of Shares set forth beside such Investor’s name on Exhibit A, at a price of $11.88 per share.

ARTICLE II

CLOSING

2.1 Closing. The purchase and sale of the Shares will take place at the offices of Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California, at 10:00 a.m. Pacific Time, on October 18, 2005 or at such other time and place as the Company and Investors who have agreed to purchase a majority of the Shares listed on Exhibit A mutually agree upon (which time and place are referred to in this Agreement as the “Closing”). At the Closing, the Company will deliver to each Investor a certificate representing the number of Shares that such Investor has agreed to purchase hereunder as shown on Exhibit A against delivery to the Company by such Investor of the full purchase price of such Shares, paid by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and covenants with, the Investors that as of the date of this Agreement:

3.1 The Company has filed with the Securities and Exchange Commission (the “Commission”) all documents required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the 12 months preceding the date of this Agreement. The following documents (collectively, the “Exchange Act Documents”) complied when filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder:

(i) Quarterly Report on Form 10-Q for the Quarters ended March 31, 2005 and June 30, 2005;

(ii) Annual Report on Form 10-K for the Year ended December 31, 2004, as amended;

(iii) Definitive Proxy Statement filed with the Commission on April 29, 2005; and

(iv) All other documents required to be filed pursuant to the Exchange Act, if any, filed by the Company with the Commission since December 31, 2004.

The Exchange Act Documents did not, when so filed, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All financial statements contained in the Exchange Act Documents have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Since the Company’s most recently filed Form 10-Q, there has been no material adverse change and no development that would result in a material adverse effect. Neither the Company nor any of its subsidiaries has taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or similar law nor does the Company or any of its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

3.2 The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its properties and to conduct its business as currently conducted and as described in the Exchange Act Documents and is duly qualified to transact business and is in good standing in each jurisdiction which requires such qualification, except as would not have a material adverse effect. Neither the Company nor any subsidiary is in violation or default in any respect (i) of any provision of its Certificate (or Articles) of Incorporation, or Bylaws, or (ii) of any judgment, order, writ, decree to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to it, or (iii) of any agreement, indenture or instrument to which it is a party (except for violations or defaults with respect to clauses (ii) and (iii) that would not have a material adverse effect).

3.3 The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement has been duly authorized, and this Agreement has been duly executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and except as rights to indemnification and contribution in Section 7.5 hereof may be limited under applicable law.

3.4 The authorized capital stock of the Company conforms to the description thereof contained in the Exchange Act Documents. To the Company’s knowledge, since the initial public offering of Common Stock, the Company has granted no registration rights, including piggy back rights, to any persion.

3.5 The shares of common stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

3.6 The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. The shares will be free and clear of all liens other than restrictions on transfer as described herein or as created by the Investors. The issuance of the Shares is not subject to any preemptive rights or similar rights.

3.7 The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or blue sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares and by Federal and state securities laws with respect to the Company’s obligations under Article VII of this Agreement.

3.8 There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Exchange Act Documents and proceedings that would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement to consummate the transactions contemplated by this Agreement.

3.9 Assuming the accuracy of the Investors’ representations herein, it is not necessary in connection with the offer, sale and delivery of the Shares to the Investors in the manner contemplated by this Agreement to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”) or register or qualify such Shares under any state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.10 The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Shares and the listing thereof on The Nasdaq National Market.

3.11 The Company owns, or has a valid license to use, all trademarks, service marks, trade names, copyrights, trade secrets, domain names, software, technology, know-how, other intellectual property and, to the Compan’s knowledge, patents (the “Intellectual Property”) necessary to or used in the conduct of the business of the Company and its subsidiaries as now conducted (except where such failure to own or have a valid license would not have a material adverse effect).

3.12 The Company represents and warrants that based on its corporate records, and the representations made in Section 4.10, that after giving effect to the transactions contemplated herein, (a) the Investors taken together will not be an “Acquiring Person” as defined in that certain Preferred Stock Rights Agreement by and between the Company and EquiServe Trust Company, N.A., dated as of Spetember 4, 2002, as amended by that certain Amendment No. 1 to Preferred Stock Rights Agreement dated as of February 14, 2003 and that certain Amendment No. 2 to Preferred Stock Rights Agreement dated as of March 15, 2005, and (b) no applicable state control share act, significant business transaction act, or other similar state law regarding the acquisition of shares of a publicly traded company, will be triggered by the transactions contemplated hereby or will apply to the Shares.

ARTICLE IV

REPRESENTATIONS, WARRANTIES

AND CERTAIN AGREEMENTS OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to, and covenants with, the Company that as of the date of this Agreement the following.

4.1 Each Investor represents that it is an entity duly organized, validly existing and in good standing under the laws of the state of its formation.

4.2 Each Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares. Each Investor is experienced in evaluating companies such as the Company. At no time was any Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or, to the Investors’s knowledge, any other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

4.3 Each Investor is acquiring the number of Shares set forth on the signature page hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares, other than as contemplated in Article VII of this Agreement. Each Investor represents that it has not been formed for the specific purpose of acquiring the Shares.

4.4 Each Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the applicable rules and regulations of the Commission thereunder.

4.5 No Investor will make any sale of the Shares without complying with applicable federal and state securities laws, and each Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

The legend set forth above shall be removed by the Company from any certificate evidencing Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, to the effect that a registration statement under the Securities Act is at that time in effect with respect to the legended security or to the effect that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares; provided, however, that no such opinion shall be required in connection with sales of Shares pursuant to any Piggyback Registration Statement or requests for legend removal where the Shares can be sold by an Investor pursuant to the provisions of Rule 144(k). In connection with any such opinion, the Investor shall provide such certifications as may be reasonably be deemed necessary for the delivery of such opinion.

4.6 This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each Investor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and except as rights to indemnification and contribution in Section 7.5 hereof may be limited under applicable law.

4.7 No Investor will, except with respect to Registrable Securities covered by an effective Piggyback Registration Statement, if then prohibited by law or regulation, (i) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”), the Shares, or (ii) engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of Common Stock by an Investor or any person. Such prohibited hedging or other transaction would include, without limitation, effecting any short sale or having in effect a short position (whether such short sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes or derives any significant part of its value from the Common Stock.

4.8 Each Investor will hold in confidence all information concerning this Agreement and the placement of Shares hereunder until the earlier of such time as the Company has made a public announcement concerning this Agreement and the placement of Shares hereunder, or this Agreement is terminated. Each Investor acknowledges that for purposes of the foregoing, “hold in confidence” shall include not trading securities of the Company.

4.9 The Investors represent that, when taken together with their affiliates and associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act), they will beneficially own (as defined in Rule 13d-3 under the Exchange Act) in the aggregate 3,508,914 shares of Common Stock as a result of the sale and purchase of Shares pursuant to this Agreement.

4.10 Each Investor represents that it and its affiliates do not hold, hold any derivatives securities related to, or have any other interest in any securities of Bio-Logic Systems Corp., a Delaware corporation.

ARTICLE V

CONDITIONS TO THE INVESTORS’ OBLIGATIONS AT CLOSING

The obligations of the Investors under Articles I and II of this Agreement are subject to the fulfillment or waiver, on or before Closing, of each of the following conditions:

5.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date of the Closing (other than representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date).

5.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

5.3 Securities Exemptions. The offer and sale of the Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, the registration and/or qualification requirements of all other applicable state securities laws.

ARTICLE VI

CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING

The obligations of the Company under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of each Investor contained in Article IV shall be true and correct in all material respects on the date of each Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

6.2 Performance. Each Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing, including the delivery to the Company of the purchase price for the Shares specified for such Investor on Exhibit A in accordance with the provisions of Article II.

6.3 Securities Exemptions. The issuance of the Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, and the registration and/or qualification requirements of all other applicable state securities laws.

ARTICLE VII

REGISTRATION RIGHTS

7.1 Definitions. For purposes of this Agreement:

(a) Form S-3. The term “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

(b) Holder. The term “Holders” shall mean holders of Registrable Securities that have registration rights pursuant to this Agreement.

(c) Registration. The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(d) Registrable Securities. The term “Registrable Securities” means: (1) all of the Shares and (2) any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Shares; provided, however, that the term “Registrable Securities” shall exclude in all events (and such securities shall not constitute “Registrable Securities”) (i) any Registrable Securities sold or transferred in violation of state or federal securities laws, (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the Commission or sold pursuant to Rule 144 or (iii) as to any Holder, the Registrable Securities held by such Holder if all of such Registrable Securities can be publicly sold without volume restriction within a three-month period pursuant to Rule 144.

(e) Prospectus. The term “Prospectus” shall mean the prospectus included in any Piggyback Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Piggyback Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

7.2 Piggyback Registrations.

(a) Piggyback Registration Statements. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company for its own account or for the account of others (but excluding registration statements relating solely to any employee benefit plan or a corporate reorganization or Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) (each such registration statement, a “Piggyback Registration Statement”), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement, and the Company shall include, subject to the provisions of 7.2(b), all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth hereunder.

(b) Underwriting. If a Piggyback Registration Statement in connection with which the Company gives notice under this Section 7.2 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 7.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company and second to Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the number of Registrable Securities each such Holder has requested to be included in the registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice, given in accordance with Section 8.6 hereof, to the Company and the managing underwriter, delivered at least twenty (20) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c) Blackout Notice. “S-3 Blackout Period” means, with respect to a registration, a period in each case commencing on the day immediately after the Company notifies the Purchasers that they are required, pursuant to Section 7.3(f), to suspend offers and sales of Registrable Securities during which the Company, in the good faith judgment of its Board of Directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such registration statement, if any, would be seriously detrimental to the Company and its shareholders and ending on the earlier of (1) the date upon which the material non-public information commencing the S-3 Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of the Registration Statement, will recommence taking steps to make such Registration Statement effective, or will allow sales pursuant to such Registration Statement to resume; provided, however, that (a) the Company shall limit its use of S-3 Blackout Periods, in the aggregate, to 60 trading days in any 12-month period and (b) no S-3 Blackout Period may commence sooner than 60 days after the end of a prior S-3 Blackout Period. Each Holder of Registrable Securities agrees that, upon receipt of any notice of an S-3 Blackout Period, such Holder shall discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.3(c) hereof or notice of the end of the S-3 Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(d) Expenses. The registration fees and expenses incurred by the Company in connection with any Piggyback Registration Statement and actions taken by the Company in connection with any blackout notice provided under Section 7.2(c), including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriters’ discounts and commissions, and the reasonable fees and disbursements of one counsel for the selling Holders; provided, however, that such counsel shall submit reasonably detailed invoices for review by the Company prior to payment. Except as set forth in this Section, Holder shall be responsible for any fees and expenses of its counsel or other advisers. Each Holder participating in a registration pursuant to this Article VII shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

7.3 Obligations of the Company. The Company shall furnish to the Holder such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents (including supplements or prospectus amendments) as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by it that are included in such registration. In addition, whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(b) Use its best efforts to (i) register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, (ii) to keep such registration or qualification in effect for so long as the related Piggyback Registration Statement remains in effect and (iii) to take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities to be sold by the Holders, consistent with the plan of distribution described in the prospectus included in the related Piggyback Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

(c) Notify the Holder promptly (i) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of a registration statement for amendments or supplements to such registration statement or related prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(d) Make all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Piggyback Registration Statement at the earliest possible time.

(e) Cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the company are then listed.

(f) As promptly as practicable after becoming aware of such event, notify each Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall promptly prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of an S-3 Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or S-3 Blackout Period.

(g) From the date of this Agreement until the termination of the Company’s obligations with regards to the registration rights of the Shares pursuant to Section 7.7, if the Company grants registration rights to holders of any security of the Company which are more favorable to such holders than the registration rights granted hereunder without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, then such more favorable registration rights shall also be deemed to be granted to the Holders of Registrable Securities hereunder, and the Company covenants and agrees to take any and all steps necessary to modify the terms of this Agreement to so provide.

7.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 7.2 that the Holder shall furnish to the Company such information regarding it and the Registrable Securities held by it as shall be required to timely effect the registration of its Registrable Securities.

7.5 Indemnification. For the purposes of this Section 7.5, the term “registration statement” shall include any final Prospectus, exhibit, supplement, amendment or other document included in, filed as part of, deemed to be a part of, or otherwise relating to any Piggyback Registration Statement referred to in this Article VII. In the event any Registrable Securities are included in a registration statement under this Agreement:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its officers and directors, trustees, and each person, if any, who controls the Holder and any underwriter for each (as defined in the Securities Act) (such persons and entities referred to as “Holder Indemnified Parties”), against any losses, claims, expenses (including reasonable attorneys’ fees), damages or liabilities (including in settlement of any claim) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law (a ”Loss”), insofar as such Losses (or actions in respect thereof) arise out of any claim, action or proceeding brought by a third party arising out of or based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, filed pursuant to this Article VII;

(ii) the omission or alleged omission to state in a registration statement filed pursuant to this Article VII a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law, in each case in connection with the offering covered by such registration statement;

(iv) any failure by the Company to fulfill any undertaking included in a registration statement;

(v) any material breach of any representation, warranty or covenant made by the Company in this Agreement;

and the Company will pay to each Holder Indemnified Party for any legal or other expenses, as incurred, reasonably incurred by them, as incurred, in connection with investigating or defending or settling, compromising or paying an award granted in any proceeding relating to any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss, if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by the Holder Indemnified Party; and provided further, that the Company will not be liable for the reasonable legal fees and expenses of more than one counsel to the Holder Indemnified Parties.

(b) By the Holder. To the extent permitted by law, each Holder (severally and not jointly with any other Holder) will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act (such persons and entities referred to as “Company Indemnified Parties”) against any Losses to which such Company Indemnified Parties may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration statement; and the Holder will pay, as incurred, any legal or other expenses reasonably incurred by such Company Indemnified Parties in connection with investigating or defending any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); provided further, that the Holder shall not be liable for the reasonable legal fees and expenses of more than one counsel to the Company Indemnified Parties; and provided further, that the total amounts payable in indemnity by the Holder under this subsection in respect of any Violation shall not exceed the net proceeds received by each Holder in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to a majority in interest of the indemnified parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if the indemnified party has been advised in writing by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section to the extent such delay caused material prejudice to the indemnified party, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Holder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act (the “Final Prospectus”), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished in a timely manner to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e) If the indemnification provided for in this Section 7.5 is held by a court of competent jurisdiction to be unavailable to or insufficient to hold harmless an indemnified party in respect of Losses, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or a Holder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if all Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding any provision of this Agreement apparently to the contrary, any contribution (together with any indemnification or other obligations under this Agreement) by any Holder (including any indemnified person associated with such Holder) shall in no event exceed the net amount of proceeds received by such Holder from the sale of the Registrable Securities.

(f) Survival. The obligations of the Company and the Holder under this Article VII shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

7.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission, which may at any time permit the sale of the Registrable Securities to the public without registration, for a period of two years following the date of the Closing, the Company agrees to:

(a) Make and keep adequate, current public information available, as those terms are understood and defined in Rule 144, at all times;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) So long as the Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and such other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

7.7 Termination of Company’s Obligations. The Company shall have no obligation to register, or maintain, a registration statement governing Registrable Securities and, as to any Holder who is not an affiliate of the Company, the restrictive legends described in Section 4.6 will be removed from any certificate representing the Shares, after the earliest to occur of the following: (i) the second anniversary of the date of the Closing, (ii) with respect to any particular Holder, the date on which all Registrable Securities held by such Holder may be sold without any volume restrictions within a three month period under Rule 144, as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such rule, or (iii) if all Registrable Securities have been registered and sold (A) pursuant to registrations effected pursuant to this Agreement, (B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act under Section 4(1) thereof which results in the removal of all transfer restrictions and restrictive legends with respect thereto.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors, their counsel or the Company, as the case may be.

8.2 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party; provided that an Investor, without the prior written consent of the Company, may transfer all rights herein, including registration rights, to another Investor, to any affiliate of such Investor without such consent, or to any other person to whom an Investor transfers the Shares in compliance with applicable federal and state securities laws so long as such other person agrees to be bound by all the terms and conditions of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section 8.2 shall be void.

8.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

8.5 Interpretation; Certain Defined Terms.

(a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

(b) For purposes of this Agreement, the term “person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or governmental entity.

8.6 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a)	if to an Investor, to the name of such Investor at the following address:

c/o Nierenberg Investment Management Company

Mr. David Nierenberg

19605 NE Eighth Street

Camas, WA 98607

With a copy to:

Stoel Rives LLP

900 SW 5th Avenue, Suite 2600

Portland, OR 97204

Facsimile: (503) 220-2480

Attn: Brendan N. O’Scannlain

(b)	if to the Company,

Natus Medical Incorporated

1501 Industrial Road

San Carlos, CA 94070

Facsimile: (650) 802-6630

Attn: President

With a copy to:

Fenwick & West LLP

801 California Street

Mountain View, California 94041

Facsimile: 650-938-5200

Attn: Daniel J. Winnike

8.7 Expenses; Finder’s Fees. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Closing occurs.

8.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

8.9 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

8.10 Further Assurances. From and after the date of this Agreement, upon the request of an Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

8.11 Amendment; Extension; Waiver. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the Company and Investors holding a majority of the then-outstanding Shares purchased hereunder. At any time prior to any Closing any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

8.12 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.13 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.14 Waiver Of Jury Trial. EACH OF THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS THE COMPANY OR THE INVESTORS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

NATUS MEDICAL INCORPORATED

		By:	/s/ James B. Hawkins
James B. Hawkins
President and Chief Executive Officer

D3 FAMILY FUND, L.P.		D3 FAMILY BULLDOG FUND, L.P.
By Nierenberg Investment Management		By Nierenberg Investment Management
Company, Its General Partner		Company, Its General Partner

By:	/s/ Henry E. Hooper	By:	/s/ Henry E. Hooper
Name:	Henry E. Hooper	Name:	Henry E. Hooper
Title:	Vice-President & GP	Title:	Vice President & GP

D3 FAMILY RETIREMENT FUND, L.P.		D3 CHILDREN’S FUND, L.P.
By Nierenberg Investment Management		By Nierenberg Investment Management
Company, Its General Partner		Company, Its General Partner

By:	/s/ Henry E. Hooper	By:	/s/ Henry E. Hooper
Name:	Henry E. Hooper	Name:	Henry E. Hooper
Title:	Vice President & GP	Title:	Vice President & GP

D3 OFFSHORE FUND, L.P.
By Nierenberg Investment Management
Company, Its General Partner

By:	/s/ Henry E. Hooper
Name:	Henry E. Hooper
Title:	Vice President & GP

[Signature Page to Common Stock Purchase Agreement]

Exhibit A

Natus Medical Incorporated

Schedule of Investors

October 18, 2005

Investor	Number of Shares	Aggregate Purchase Price
D3 Family Fund	143,000	$1,698,840.00
D3 Family Bulldog Fund	44,000	$522,720.00
D3 Family Retirement Fund	58,000	$689,040.00
D3 Children’s Fund	30,000	$356,400.00
D3 Offshore Fund	325,000	$3,861,000.00

Total	600,000	$7,128,000.00